CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 8, 2002 accompanying the financial statements of Van Kampen American Capital Emerging Markets Income Trust, Series 1 as of December 31, 2001, and for the period then ended, contained in this Post-Effective Amendment No. 9 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                            GRANT THORNTON LLP


Chicago, Illinois
April 24, 2002